Exhibit B
                             NATIONAL FUEL RESOURCES, INC.
                                     BALANCE SHEET

                                                 AT JUNE 30,
                                   -----------------------------------------
                                          2000                  1999
                                   -------------------   -------------------
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                     $ 20,593,500           $ 1,716,325
   Notes Receivable-Interco                         -           $ 1,300,000
  Accounts Receivable                      13,624,740            11,985,305
  Accounts Receivable-Interco                  42,289                26,016
  Reserve for Bad Debts                      (974,297)             (806,421)
  Gas Stored Underground                    5,266,205             4,131,619
  Other Current Assets                       (162,100)               28,222
                                   -------------------   -------------------
                                           38,390,337            18,381,066
                                   -------------------   -------------------

Property, Plant, and Equipment
  Furniture and Fixtures                      796,024               745,063
Less - Accumulated DD&A                      (447,223)             (247,367)
                                   -------------------   -------------------
                                              348,801               497,696
                                   -------------------   -------------------

Other Assets                               12,398,706               832,805
                                   -------------------   -------------------

                                         $ 51,137,844          $ 19,711,567
                                   ===================   ===================

LIABILITIES
Current Liabilities:
  Accounts Payable                        $ 1,259,644           $ 1,637,130
  Accrued Liabilities                      13,321,138               (73,779)
  Current Income Taxes - Federal              134,389               521,275
  Accounts Payable - Intercompany          27,800,000               393,943
  Dividend Payable                            100,000                35,000
                                   -------------------   -------------------
                                           42,615,171             2,513,569
                                   -------------------   -------------------

Long Term Liabilities:
Deferred Income Taxes                      (3,142,075)             (944,203)
Miscellaneous Deferred Credits              1,286,052             5,208,520
                                   -------------------   -------------------
                                           (1,856,023)            4,264,317
                                   -------------------   -------------------

Stockholder's Equity:
  Common Stock                                 10,000                10,000
  Capital Paid in Excess of Par             3,490,000             3,490,000
  Retained Earnings                         6,878,696             9,433,681
                                   -------------------   -------------------
Total Equity                               10,378,696            12,933,681
                                   -------------------   -------------------

                                         $ 51,137,844          $ 19,711,567
                                   ===================   ===================